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                                                                   EXHIBIT 21

                            WESBANCO SUBSIDIARIES

WesBanco, Inc.

     WesBanco Properties, Inc. (non-bank)

     WesBanco Mortgage Company (non-bank)

     WesBanco Bank Wheeling

          McLure Hotel, Inc. (non-bank)

     WesBanco Bank Charleston

     FFB Corporation

          WesBanco Bank Fairmont

     WesBanco Bank Barnesville

     WesBanco Bank Parkersburg

     Vandalia National Corporation (inactive)

NOTE:  All direct subsidiaries of the Registrant are 100% owned.